Exhibit 99.1
AVERY DENNISON REPORTS SECOND QUARTER RESULTS
     PASADENA, Calif. — July 22, 2008 — Avery Dennison Corporation (NYSE:AVY) today reported second quarter 2008 results. All non-GAAP terms are reconciled to GAAP in the attached tables.
Second Quarter Financial Summary
($ millions, except per share amounts)

	Q2	Q2	% Change vs. P/Y
	2008	2007	As Rept	Org (a)
Net sales, by segment:
Pressure-sensitive Materials	$979.9	$879.3	11%	3%
Retail Information Systems	438.2	219.4	100%	-3%
Office and Consumer Products	255.4	262.7	-3%	-6%
Other specialty converting businesses	155.4	162.1	-4%	-9%

Total net sales	$1,828.9	$1,523.5	20%	-1%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
				% of Sales					% of Sales
	2008	2007	% Change	2008	2007	2008	2007	% Change	2008	2007
Operating income before interest and taxes, by segment:
Pressure-sensitive Materials	$80.0	$89.5	-11%	8.2%	10.2%	$80.4	$86.8	-7%	8.2%	9.9%
Retail Information Systems	19.3	1.2	1508%	4.4%	0.5%	30.5	21.3	43%	7.0%	9.7%
Office and Consumer Products	40.1	42.2	-5%	15.7%	16.1%	44.3	42.5	4%	17.3%	16.2%
Other specialty converting businesses	5.5	7.2	-24%	3.5%	4.4%	5.5	7.2	-24%	3.5%	4.4%
Corporate expense	(1.4)	(8.0)	83%			(5.7)	(8.0)	29%

Total operating income before interest and taxes	$143.5	$132.1	9%	7.8%	8.7%	$155.0	$149.8	3%	8.5%	9.8%
Interest expense	29.3	20.1	46%			29.3	20.1	46%
Income from operations before taxes	$114.2	$112.0	2%	6.2%	7.4%	$125.7	$129.7	-3%	6.9%	8.5%
Taxes on income	$21.8	$25.8	-16%			$23.6	$29.9	-21%
Net income	$92.4	$86.2	7%	5.1%	5.7%	$102.1	$99.8	2%	5.6%	6.6%
Net income per common share, assuming dilution	$0.93	$0.87	7%			$1.03	$1.01	2%

						2008	2007
Free cash flow (c)						$99.6	$7.2
Note: This table has been added to the Company’s quarterly earnings disclosure to provide greater ease of reference and facilitate trend analysis.
a)	Percent change in sales before the impact of acquisitions, divestitures, and foreign currency translation.

b)	Excludes restructuring and asset impairment charges, transition costs associated with the integration of Paxar, and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP measures).

c)	Free Cash Flow (a non-GAAP measure) as used herein is defined as net cash provided by operating activities (as reported), less purchase of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net (see accompanying schedule A-3 for reconciliation to GAAP measure).
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     “A strong product line, distinct competitive advantages, and the strength of our global footprint continue to help offset the current environment of spiking raw material costs and economic slowdown in the U.S. and Europe,” said Dean A. Scarborough, president and chief executive officer of Avery Dennison. “Inflation and economic conditions were worse than expected in the quarter, and are now expected to be worse than previously anticipated during the second half of the year, diminishing our 2008 outlook. In the face of major headwinds, we are delivering strong cash flow and dividends, as we have in the past.
     “Despite weak economic environments in the U.S. and Europe, demand in the Company’s Pressure-sensitive Materials Segment continues to grow, particularly in emerging markets. With rapid cost inflation compressing margins, we’re continuing to drive productivity improvement and implementing additional price increases.
     “The integration of Paxar into our Retail Information Services Group remains on track, and is targeted to drive annual cost synergies of approximately $120 million by the end of 2009, with 85 percent of the savings realized by the end of 2008. We fully expect this business to be an outstanding performer when the slumping apparel market recovers. Our Office Products business continues to generate significant cash flow, despite market conditions.
     “We’re positioning the Company for growth, and have great confidence in improved results when external conditions normalize and the benefit of internal actions flow through. We continue to invest in key growth initiatives including RFID, emerging markets, and other opportunities.
     “We’re improving productivity while optimizing working capital. During the quarter, we increased productivity through accelerated deployment of enterprise lean sigma tools, and furthered the integration of Paxar. We also focused on working capital, resulting in strong cash flow even in a difficult environment.”
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For more details on the Company’s results for the quarter, see Second Quarter 2008 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.
Pressure-sensitive Materials Segment (PSM)
Segment revenue growth in the quarter was primarily driven by strong sales in emerging markets, with revenue in the U.S. and Europe reflecting the tough economic conditions. Revenue growth net of currency translation was 3 percent.
Margin compression primarily reflected raw material inflation ahead of price increases. The decline was partially offset by continued improvements in operational efficiency. Price increases, which started late in the first quarter, are accelerating through the balance of the year.
Retail Information Systems Segment (RIS)
Segment revenue growth in the quarter is attributable to acquisitions, which were completed in June, 2007 and April, 2008. Adjusted for acquisitions, revenue declined 3 percent, net of currency translation.
RIS continues to build its competitive advantages of quality, customization, global footprint, and data management. The organic decline in revenue primarily reflects the sharp decline in apparel shipped to U.S. retailers and brand owners, partially offset by modest growth in the European market.
As the U.S. apparel market stabilizes, RIS will be better positioned than ever to capitalize on its large market, made even more accessible with the acquisition of Paxar.
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The decline in profitability in the second quarter primarily reflects low volumes in the current weak retail environment, as well as inflation, including increased labor costs in China. The impact of these factors was partially offset by integration synergies and other sources of productivity. The Company remains on track to realize annualized acquisition synergies of approximately $120 million. Looking ahead, the Company expects that margins will normalize with improved volume as the apparel market rebounds, incremental synergies are realized, and price actions take effect.
Office and Consumer Products Segment (OCP)
The decline in Segment revenue, which comprises approximately 15 percent of Company revenue, is primarily attributable to end-market softness reflecting the U.S. economic environment. Second quarter year-over-year comparisons were also impacted by the timing of back-to-school shipments, a portion of which shifted to the third quarter this year. Net of currency translation, organic revenue declined 6 percent.
The expansion in operating margin in the second quarter primarily reflected product mix related to the timing of back-to-school shipments and productivity improvements, partially offset by accelerated inflation and reduced fixed cost leverage associated with lower volume. The Company is moving forward with additional price increases to help offset inflation.
While OCP continues to face difficult market conditions, its powerful consumer brand, proprietary products, and low requirement for capital expenditures result in significant contributions to free cash flow, reflected in second quarter results.
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Other Specialty Converting Businesses and RFID
The decline in revenue from these businesses, which comprises less than 10 percent of Company revenue, is primarily attributable to lower volumes in automotive and housing construction, partially offset by growth in RFID inlays. Revenue declined 9 percent, net of currency translation. RFID revenue quadrupled in the quarter, in line with expectations. The decline in operating margin reflects reduced fixed cost leverage and inflation, partially offset by productivity improvements and reduced RFID losses.
Consolidated Items
The Company’s annual effective tax rate for 2008 is expected to be in the 14 percent to 16 percent range, with the ongoing annual tax rate expected to be in the 17 percent to 19 percent range for the foreseeable future, subject to significant volatility from quarter to quarter. The effective tax rate for the quarter was 19 percent.
The Company’s debt-to-total-capital ratio improved to 52 percent at quarter-end. The Company targets 40 to 45 percent debt to total capital.
Outlook
The Company is reducing its 2008 guidance primarily due to a significant increase in inflation expectations coupled with greater economic weakness. To help offset the impact of inflation, the Company accelerated productivity efforts and is raising prices. However, expectations for raw material inflation in 2008 have risen to approximately $110 million, representing a 60 percent increase since April. Because the majority of the benefit from pricing actions is expected to materialize later in the year, raw material inflation will significantly outpace price increases realized in the full year.
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The Company’s earnings expectations reflect revenue flat to slightly down on an organic basis for 2008. Slowing in European and Asian markets is expected, in addition to the slower U.S. market.
The Company now expects reported (GAAP) earnings for 2008 in a range of $3.35 to $3.55 per share, including an estimated $0.40 per share in restructuring and asset impairment charges and acquisition integration costs. These charges and costs are subject to revision, as plans have not been finalized. Excluding these items, the Company now expects full year earnings per share for 2008 to be in the range of $3.75 to $3.95 per share. The Company continues to expect 2008 free cash flow of at least $400 million. (See Attachment A-6: “Preliminary Reconciliation of GAAP to Non-GAAP Measures (Full Year 2008 Estimate)”.)
(For a more detailed presentation of the Company’s assumptions underlying its revised 2008 earnings expectations, see Second Quarter 2008 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
Avery Dennison is a global leader in pressure-sensitive labeling materials, retail tag, ticketing and branding systems, and office products. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 Company with 2007 sales of $6.3 billion. Avery Dennison employs more than 30,000 individuals in over 60 countries, who develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include: Fasson-brand self-adhesive materials; Avery Dennison brand products for the retail and apparel industries; Avery-brand office products and graphics imaging media; specialty tapes, peel-and-stick postage stamps, and labels for a wide variety of automotive, industrial and durable goods applications.
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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions, including synergies expected from the integration of the Paxar business in the time and at the cost anticipated; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; impact of competitive products and pricing; selling prices; business mix shift; credit risks; ability of the Company to obtain adequate financing arrangements; fluctuations in interest rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings, including the Australian Competition and Consumer Commission investigation into industry competitive practices, and any related proceedings or lawsuits pertaining to this investigation or to the subject matter thereof or of the concluded investigations by the U.S. Department of Justice (“DOJ”), the European Commission, and the Canadian Department of Justice (including purported class actions seeking treble damages for alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation), as well as the impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, natural disasters; and other factors.
The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products; (2) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases, without a significant loss of volume; (3) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (4) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; and (5) the ability of the Company to achieve and sustain targeted cost reductions, including expected synergies associated with the Paxar acquisition.
For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s Form 10-K, filed on February 27, 2008, with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the Second Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 28, 2008	Jun. 30, 2007	Jun. 28, 2008	Jun. 30, 2007

Net sales	$1,828.9	$1,523.5	$3,474.1	$2,913.4
Cost of products sold	1,338.6	1,113.1	2,559.8	2,138.7

Gross profit	490.3	410.4	914.3	774.7
Marketing, general & administrative expense	341.0	270.8	669.0	519.1
Interest expense	29.3	20.1	58.8	35.2
Other expense, net (1)	5.8	7.5	11.4	9.6

Income from operations before taxes	114.2	112.0	175.1	210.8
Taxes on income	21.8	25.8	14.3	45.5

Net income	$92.4	$86.2	$160.8	165.3

Per share amounts:
Net income per common share, assuming dilution	$0.93	$0.87	$1.63	$1.67

Average common shares outstanding, assuming dilution	98.9	98.7	98.9	98.8

Common shares outstanding at period end	98.5	98.2	98.5	98.2

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
(1)	Other expense, net, for the second quarter of 2008 includes $10.3 of restructuring costs and asset impairment and lease cancellation charges, partially offset by ($4.5) related to a gain on sale of investments.

Other expense, net, for the second quarter of 2007 includes $10.4 of asset impairment charges and restructuring costs and $.3 of expenses related to a divestiture, partially offset by a reversal of an accrual ($3.2) related to a lawsuit.

Other expense, net, for 2008 YTD includes $15.9 of restructuring costs and asset impairment and lease cancellation charges, partially offset by ($4.5) related to a gain on sale of investments.

Other expense, net, for 2007 YTD includes $12.5 of asset impairment charges and restructuring costs and $.3 of expenses related to a divestiture, partially offset by a reversal of an accrual ($3.2) related to a lawsuit.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. gains on sales of assets, restructuring charges, asset impairments, effects of acquisitions and related costs, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company applies the anticipated full-year GAAP tax rate to the non-GAAP adjustments to determine adjusted non-GAAP net income.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) from calculations of the Company’s earnings and operating margin; (2) the exclusion of the effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While some of the items the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 28, 2008	Jun. 30, 2007	Jun. 28, 2008	Jun. 30, 2007

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net sales	$1,828.9	$1,523.5	$3,474.1	$2,913.4

Income from operations before taxes	$114.2	$112.0	$175.1	$210.8

GAAP Operating Margin	6.2%	7.4%	5.0%	7.2%

Income from operations before taxes	$114.2	$112.0	$175.1	$210.8
Non-GAAP adjustments:
Restructuring costs	7.2	0.9	10.5	3.0
Asset impairment and lease cancellation charges	3.1	—	5.4	—
Asset impairment charges - acquisition related (1)	—	9.5	—	9.5
Transition costs associated with acquisition integrations(2)	5.7	10.2	12.7	10.2
Other (3)	(4.5)	(2.9)	(4.5)	(2.9)
Interest expense	29.3	20.1	58.8	35.2

Adjusted non-GAAP operating income before taxes and interest expense	$155.0	$149.8	$258.0	$265.8

Adjusted Non-GAAP Operating Margin	8.5%	9.8%	7.4%	9.1%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$92.4	$86.2	$160.8	$165.3
Non-GAAP adjustments, net of taxes:
Restructuring costs	6.0	0.7	8.8	2.4
Asset impairment and lease cancellation charges	2.6	—	4.5	—
Asset impairment charges - acquisition related	—	7.3	—	7.3
Transition costs associated with acquisition integrations	4.9	7.8	10.7	7.8
Other	(3.8)	(2.2)	(3.8)	(2.2)

Adjusted Non-GAAP Net Income	$102.1	$99.8	$181.0	$180.6

(continued)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jun. 28, 2008	Jun. 30, 2007	Jun. 28, 2008	Jun. 30, 2007

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$0.93	$0.87	$1.62	$1.67
Non-GAAP adjustments per share, net of taxes:
Restructuring costs	0.06	0.01	0.09	0.03
Asset impairment and lease cancellation charges	0.03	—	0.05	—
Asset impairment charges - acquisition related	—	0.07	—	0.07
Transition costs associated with acquisition integrations	0.05	0.08	0.11	0.08
Other	(0.04)	(0.02)	(0.04)	(0.02)

Adjusted Non-GAAP income per common share excluding Paxar, assuming dilution	$1.03	$1.01	$1.83	$1.83

Average common shares outstanding, assuming dilution	98.9	98.7	98.9	98.8

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	2007 QTD and YTD includes asset impairment charges related to software assets.

(2)	2008 and 2007 QTD and YTD includes transition costs associated with acquisition integrations and change-in-control costs reported in marketing, general & administrative expense. 2007 QTD and YTD includes inventory step-up impact reported in cost of products sold.

(3)	2008 QTD and YTD includes a gain on sale of investments. 2007 QTD and YTD includes a reversal of an accrual ($3.2) related to a lawsuit, partially offset by expenses of $.3 related to a divestiture.

	(UNAUDITED)
	Six Months Ended
	Jun. 28, 2008	Jun. 30, 2007

Reconciliation of GAAP to Non-GAAP Cash Flow:

Net cash provided by operating activities	$188.7	$130.9
Purchase of property, plant and equipment	(69.1)	(94.7)
Purchase of software and other deferred charges	(33.0)	(29.0)
Proceeds from sale of investments, net	13.0	—

Free Cash Flow	$99.6	$7.2

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Second Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008(1)	2007(2)	2008	2007

Pressure-sensitive Materials	$979.9	$879.3	$80.0	$89.5	8.2%	10.2%
Retail Information Services	438.2	219.4	19.3	1.2	4.4%	0.5%
Office and Consumer Products	255.4	262.7	40.1	42.2	15.7%	16.1%
Other specialty converting businesses	155.4	162.1	5.5	7.2	3.5%	4.4%
Corporate Expense	N/A	N/A	(1.4)	(8.0)	N/A	N/A
Interest Expense	N/A	N/A	(29.3)	(20.1)	N/A	N/A

TOTAL FROM OPERATIONS	$1,828.9	$1,523.5	$114.2	$112.0	6.2%	7.4%

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	Operating income for the second quarter of 2008 includes $10.3 of restructuring costs and asset impairment and lease cancellation charges and $5.7 of transition costs associated with acquisition integrations, partially offset by ($4.5) related to a gain on sale of investments; of the total $11.5, the Pressure-sensitive Materials segment recorded $.4, the Retail Information Services segment recorded $11.2, the Office and Consumer Products segment recorded $4.2 and Corporate recorded ($4.3).

(2)	Operating income for the second quarter of 2007 includes $10.4 of asset impairment charges and restructuring costs, $10.2 of transition costs associated with the Paxar acquisition and $.3 of expenses related to a divestiture, partially offset by a reversal of an accrual ($3.2) related to a lawsuit; of the total $17.7, the Pressure-sensitive Materials segment recorded ($2.7), the Retail Information Services segment recorded $20.1 and the Office and Consumer Products segment recorded $.3.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008	2007

Pressure-sensitive Materials
Operating income, as reported	$80.0	$89.5	8.2%	10.2%
Non-GAAP adjustments:
Restructuring costs	0.1	0.5	—	0.1%
Asset impairment charges	0.3	—	—	—
Reversal of an accrual for a lawsuit	—	(3.2)	—	(0.4%)

Adjusted non-GAAP operating income	$80.4	$86.8	8.2%	9.9%

Retail Information Services
Operating income, as reported	$19.3	$1.2	4.4%	0.5%
Non-GAAP adjustments:
Restructuring costs	2.7	0.4	0.6%	0.2%
Asset impairment and lease cancellation charges	2.8	—	0.7%	—
Asset impairment charges — acquisition related	—	9.5	—	4.4%
Transition costs associated with acquisition integrations	5.7	10.2	1.3%	4.6%

Adjusted non-GAAP operating income	$30.5	$21.3	7.0%	9.7%

Office and Consumer Products
Operating income, as reported	$40.1	$42.2	15.7%	16.1%
Non-GAAP adjustments:
Restructuring costs	4.2	—	1.6%	—
Expenses related to a divestiture	—	0.3	—	0.1%

Adjusted non-GAAP operating income	$44.3	$42.5	17.3%	16.2%

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Six Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008(1)	2007(2)	2008	2007

Pressure-sensitive Materials	$1,899.5	$1,739.3	$149.9	$171.4	7.9%	9.9%
Retail Information Services	810.2	375.9	14.9	8.0	1.8%	2.1%
Office and Consumer Products	449.8	477.1	61.6	68.7	13.7%	14.4%
Other specialty converting businesses	314.6	321.1	14.7	18.5	4.7%	5.8%
Corporate Expense	N/A	N/A	(7.2)	(20.6)	N/A	N/A
Interest Expense	N/A	N/A	(58.8)	(35.2)	N/A	N/A

TOTAL FROM OPERATIONS	$3,474.1	$2,913.4	$175.1	$210.8	5.0%	7.2%

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.

(1)	Operating income for 2008 includes $15.9 of restructuring costs and asset impairment and lease cancellation charges and $12.7 of transition costs associated with acquisition integrations, partially offset by ($4.5) related to a gain on sale of investments; of the total $24.1, the Pressure-sensitive Materials segment recorded $3.8, the Retail Information Services segment recorded $19.5, the Office and Consumer Products segment recorded $4.3, other specialty converting businesses recorded $.1 and Corporate recorded ($3.6).

(2)	Operating income for 2007 includes $12.5 of asset impairment charges and restructuring costs, $10.2 of transitions costs associated with the Paxar acquisition and $.3 of expenses related to a divestiture, partially offset by a reversal of an accrual ($3.2) related to a lawsuit; of the total $19.8, the Pressure-sensitive Materials segment recorded ($1.2), the Retail Information Services segment recorded $20.1 and the Office and Consumer Products segment recorded $.9.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2008	2007	2008	2007
Pressure-sensitive Materials
Operating income, as reported	$149.9	$171.4	7.9%	9.9%
Non-GAAP adjustments:
Restructuring costs	1.2	2.0	0.1%	0.1%
Asset impairment charges	2.6	—	0.1%	—
Reversal of an accrual for a lawsuit	—	(3.2)	—	(0.2%)

Adjusted non-GAAP operating income	$153.7	$170.2	8.1%	9.8%

Retail Information Services
Operating income, as reported	$14.9	$8.0	1.8%	2.1%
Non-GAAP adjustments:
Restructuring costs	4.0	0.4	0.5%	0.1%
Asset impairment and lease cancellation charges	2.8	—	0.3%	—
Asset impairment charges — acquisition related	—	9.5	—	2.6%
Transition costs associated with acquisition integrations	12.7	10.2	1.6%	2.7%

Adjusted non-GAAP operating income	$34.4	$28.1	4.2%	7.5%

Office and Consumer Products
Operating income, as reported	$61.6	$68.7	13.7%	14.4%
Non-GAAP adjustments:
Restructuring costs	4.3	0.6	1.0%	0.1%
Expenses related to a divestiture	—	0.3	—	0.1%

Adjusted non-GAAP operating income	$65.9	$69.6	14.7%	14.6%

Other specialty converting businesses
Operating income, as reported	$14.7	$18.5	4.7%	5.8%
Non-GAAP adjustments:
Restructuring costs	0.1	—	—	—

Adjusted non-GAAP operating income	$14.8	$18.5	4.7%	5.8%

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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Full Year 2008 Estimates)

2008
Guidance
(revised)
Reconciliation of GAAP to Non-GAAP Earnings Per Share Guidance:

Reported (GAAP) Earnings Per Share	$3.35 — $3.55

Add Back:
Estimated Integration Transition Costs, Restructuring and Asset Impairment Charges	~ $0.40

Adjusted (non-GAAP) Earnings Per Share	$3.75 — $3.95
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
	Jun. 28, 2008	Jun. 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$87.1	$76.6
Trade accounts receivable, net	1,232.8	1,151.1
Inventories, net	679.1	666.2
Other current assets	302.0	260.4

Total current assets	2,301.0	2,154.3
Property, plant and equipment, net	1,618.2	1,578.3
Other assets	2,778.6	2,447.2

	$6,697.8	$6,179.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$825.8	$1,894.3
Accounts payable	797.8	708.2
Other current liabilities	685.7	616.1

Total current liabilities	2,309.3	3,218.6
Long-term debt	1,545.4	506.7
Other long-term liabilities	644.0	615.2
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	723.7	900.9
Retained earnings	2,363.4	2,238.5
Accumulated other comprehensive income (loss)	195.3	(12.8)
Cost of unallocated ESOP shares	(3.8)	(5.7)
Employee stock benefit trusts	(345.4)	(547.5)
Treasury stock at cost	(858.2)	(858.2)

Total shareholders’ equity	2,199.1	1,839.3

	$6,697.8	$6,179.8

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Six Months Ended
	Jun. 28, 2008	Jun. 30, 2007

Operating Activities:
Net income	$160.8	$165.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	101.6	79.7
Amortization	33.6	21.1
Deferred taxes	(32.8)	13.3
Asset impairment and net loss on sale and disposal of assets	14.4	13.1
Stock-based compensation	16.9	10.3
Other non-cash items, net	(16.2)	(9.9)

	278.3	292.9
Changes in assets and liabilities	(89.6)	(162.0)

Net cash provided by operating activities	188.7	130.9

Investing Activities:
Purchase of property, plant and equipment	(69.1)	(94.7)
Purchase of software and other deferred charges	(33.0)	(29.0)
Payments for acquisitions	(125.0)	(1,284.1)
Proceeds from sale of assets	3.2	1.7
Proceeds from sale of investments, net	13.0	—
Other	1.9	0.7

Net cash used in investing activities	(209.0)	(1,405.4)

Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(285.1)	1,423.9
Additional borrowings (maturities longer than 90 days)	400.1	—
Payments of debt (maturities longer than 90 days)	(0.3)	(11.7)
Dividends paid	(87.6)	(85.4)
Purchase of treasury stock	—	(63.2)
Proceeds from exercise of stock options, net	1.9	30.5
Other	5.4	(2.1)

Net cash provided by financing activities	34.4	1,292.0

Effect of foreign currency translation on cash balances	1.5	0.6

Increase in cash and cash equivalents	15.6	18.1

Cash and cash equivalents, beginning of period	71.5	58.5

Cash and cash equivalents, end of period	$87.1	$76.6

2007 amounts have been restated to reflect the change in method of accounting for inventory from last-in, first-out (LIFO) to first-in, first-out (FIFO) for certain businesses operating in the U.S.
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